EXHIBIT 11.1
                             BRAZOS SPORTSWEAR, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
      YEARS ENDED DECEMBER 31, 1992, DECEMBER 31, 1993, DECEMBER 31, 1994,
         DECEMBER 30, 1995, DECEMBER 28, 1996, AND THIRTEEN WEEKS ENDED
                       MARCH 30, 1996 AND MARCH 29, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Year          Year         Year         Year
                                                     Ended         Ended        Ended        Ended
                                                    Dec. 31,      Dec. 31,     Dec. 31,     Dec. 30,
                                                      1992         1993         1994          1995
                                                   -----------   ----------  -----------   -----------
PRIMARY -
EARNINGS
Income (loss) available to common equity before
     extraordinary Item .........................  $       (41)  $      429  $       (75)  $    (4,440)
Extraordinary Item ..............................         --           --           --             500
                                                   -----------   ----------  -----------   -----------
Income (loss) available to common equity ........  $       (41)  $      429  $       (75)  $    (3,940)
                                                   ===========   ==========  ===========   ===========
SHARES
Weighted average common shares outstanding ......    1,783,704    1,987,466    2,015,719     2,015,719
Cheap stock warrants ............................    1,014,084    1,014,084    1,014,084     1,014,084
Other options and warrants ......................         --         31,106         --            --
                                                   -----------   ----------  -----------   -----------
Weighted average common and common
     equivalent shares outstanding ..............    2,797,788    3,032,656    3,029,803     3,029,803
                                                   ===========   ==========  ===========   ===========
EARNINGS PER SHARE
Income (loss) available to common equity before
     extraordinary item .........................  $     (0.01)  $     0.14  $     (0.02)  $     (1.47)
Extraordinary Item ..............................         --           --           --            0.17
                                                   -----------   ----------  -----------   -----------
Income (loss) available to common equity ........  $     (0.01)  $     0.14  $     (0.02)  $     (1.30)
                                                   ===========   ==========  ===========   ===========
FULLY DILUTED -
EARNINGS
Income (loss) available to common equity before
     extraordinary item .........................  $       (41)  $      429  $       (75)  $    (3,940)
Add: dividends and accretion on
     preferred stock ............................         --           --           --            --
                                                   -----------   ----------  -----------   -----------
Adjusted income (loss) available to common equity  $       (41)  $      429  $       (75)  $    (3,940)
                                                   ===========   ==========  ===========   ===========
SHARES
Weighted average common shares outstanding ......    1,783,704    1,987,466    2,015,719     2,015,719
Cheap stock warrants ............................    1,014,084    1,014,084    1,014,084     1,014,084
Other options and warrants ......................         --         31,106         --            --
Shares applicable to convertible preferred stock          --           --           --            --
                                                   -----------   ----------  -----------   -----------
Weighted average common and uncommon
     equivalent shares outstanding ..............    2,797,788    3,032,656    3,029,803     3,029,803
                                                   ===========   ==========  ===========   ===========
EARNINGS PER SHARE
Income (loss) available to common equity ........       $(0.01)       $0.14       $(0.02)       $(1.30)
                                                   ===========   ==========  ===========   ===========
                                                     Year      13 Weeks    13 Weeks
                                                     Ended       Ended       Ended
                                                    Dec. 28,    Mar. 30,    Mar. 29,
                                                      1996        1996        1997
                                                   ----------  ----------  -----------
PRIMARY -
EARNINGS
Income (loss) available to common equity before
     extraordinary Item .........................  $    3,787  $      452  $    (1,041)
Extraordinary Item ..............................        --          --           --
                                                   ----------  ----------  -----------
Income (loss) available to common equity ........  $    3,787  $      452  $    (1,041)
                                                   ==========  ==========  ===========
SHARES
Weighted average common shares outstanding ......   2,466,028   2,015,719    3,780,206
Cheap stock warrants ............................     921,503   1,014,084      109,332
Other options and warrants ......................     811,376   1,083,777         --
                                                   ----------  ----------  -----------
Weighted average common and common
     equivalent shares outstanding ..............   4,198,907   4,113,580    3,889,538
                                                   ==========  ==========  ===========
EARNINGS PER SHARE
Income (loss) available to common equity before
     extraordinary item .........................  $     0.90  $     0.11  $     (0.27)
Extraordinary Item ..............................        --          --           --
                                                   ----------  ----------  -----------
Income (loss) available to common equity ........  $     0.90  $     0.11  $     (0.27)
                                                   ==========  ==========  ===========
FULLY DILUTED -
EARNINGS
Income (loss) available to common equity before
     extraordinary item .........................  $    3,787  $      452  $    (1,041)
Add: dividends and accretion on preferred stock..         245        --            165
                                                   ----------  ----------  -----------
Adjusted income (loss) available to common equity  $    4,032  $      452  $      (876)
                                                   ==========  ==========  ===========
SHARES
Weighted average common shares outstanding ......   2,466,028   2,015,719    3,780,206
Cheap stock warrants ............................     921,503   1,014,084      109,332
Other options and warrants ......................     811,376   1,083,777         --
Shares applicable to convertible preferred stock      260,901        --        692,519
                                                   ----------  ----------  -----------
Weighted average common and uncommon
     equivalent shares outstanding ..............   4,459,808   4,113,580    4,582,057
                                                   ==========  ==========  ===========
EARNINGS PER SHARE
Income (loss) available to common equity ........      Note 4       $0.11       Note 4
                                                   ==========  ==========  ===========

Note 1: Cheap stock warrants have been subjected to the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 83.

Note 2: The gross amount of cheap stock warrants outstanding during fiscal years 1992-1996 and the first quarter of fiscal 1997 were 1,014,206 and 272,968 respectively.

Note 3: Due to net losses for the years ended December 31, 1992, December 31, 1994, and December 30, 1995, and the thirteen weeks ended March 29, 1997, common stock equivalents, except for cheap stock warrants, are not included as they would be anti-dilutive.

Note 4: Fully-diluted earnings (loss) per share is not presented as it would be anti-dilutive.